                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                               AHL Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           (AHL SERVICES, INC. LOGO)

                                 April 15, 2002

Dear Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of AHL Services, Inc. to be held on May 14, 2002 at the Swissotel, 3391 Peachtree Road NE, Atlanta, Georgia 30326. The meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign, and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in AHL Services, Inc.

                                           Sincerely,

                                           /s/ A. Clayton Perfall
                                           A. Clayton Perfall
                                           Chief Executive Officer

                           (AHL SERVICES, INC. LOGO)

                               AHL SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 14, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AHL Services, Inc. will be held at the Swissotel, 3391 Peachtree Road NE, Atlanta, Georgia 30326, on May 14, 2002 at 9:00 a.m., local time, for the following purposes:

          (1) To elect two directors to serve until the 2005 Annual Meeting of Shareholders, elect one director to serve until the 2004 Annual Meeting of Shareholders, and elect one director to serve until the 2003 Annual Meeting of Shareholders;

          (2) To approve an amendment to the 1997 Stock Incentive Plan; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of common stock of AHL Services, Inc. at the close of business on March 15, 2002 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on March 15, 2002 will be available at the Annual Meeting of Shareholders for examination by any shareholder, his or her agent, or his or her attorney.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Steven D. Anderson
                                          Steven D. Anderson
                                          Vice President, Finance
                                          and Secretary
Arlington, Virginia
April 15, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               AHL SERVICES, INC.
                        1000 WILSON BOULEVARD, SUITE 910
                           ARLINGTON, VIRGINIA 22209

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 2002

     The 2002 Annual Meeting of Shareholders of AHL Services, Inc. will be held on May 14, 2002, at the Swissotel, 3391 Peachtree Road NE, Atlanta, Georgia 30326, beginning promptly at 9:00 a.m. local time. The enclosed proxy is solicited by our board of directors. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to our shareholders on or about April 17, 2002.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a proxy statement and proxy card because you own shares of AHL Services, Inc. common stock. This proxy statement describes issues on which we would like you to vote at our annual meeting. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint A. Clayton Perfall and Heinz Stubblefield as your representatives at the meeting. Mr. Perfall and Mr. Stubblefield will vote your shares as you have instructed them in your proxy card at the meeting (or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment). This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, we encourage you to sign and return your proxy card in advance of the meeting.

WHAT AM I VOTING ON?

     You are being asked to vote on

     - the election of two directors to serve until the 2005 Annual Meeting of Shareholders, one director to serve until the 2004 Annual Meeting of Shareholders, and one director to serve until the 2003 Annual Meeting of Shareholders; and

     - an amendment to the 1997 Stock Incentive Plan.

No cumulative voting rights are authorized and dissenters' rights are not applicable to these matters.

WHO IS ENTITLED TO VOTE?

     Shareholders as of the close of business on March 15, 2002 are entitled to vote. This is referred to as the record date. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     You may vote by mail. You do this by marking, signing and dating your proxy card, and returning it in the postage-paid envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the nominees for director and FOR the amendment to the Plan.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must obtain a proxy, executed in your favor, from your broker or other holder of record in order to vote at the meeting.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Shares are counted as present at the meeting if the shareholder either is present and votes in person at the meeting or has properly submitted a proxy card.

     As of March 15, 2002, 15,246,792 shares of our common stock were issued and outstanding. A majority of our outstanding shares as of the record date, equal to 7,623,397 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - sending written notice to our Secretary at 1000 Wilson Boulevard, Suite 910, Arlington, Virginia 22209;

     - submitting a subsequent proxy with a later date; or

     - voting in person at the meeting.

Attendance at the meeting will not by itself revoke a proxy.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in "street name," your bank or broker may vote your shares under certain circumstances, even if you do not provide voting instructions before the annual meeting. These circumstances include "routine" matters, such as the election of directors described in this proxy statement. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote its customers' shares on "non-routine" matters, such as the amendment to the 1997 Stock Incentive Plan described in this proxy statement. These are called "broker non-votes." Broker non-votes are counted in determining whether there is a quorum to conduct business at the meeting, but they are not counted as votes cast for or against matters presented for shareholder consideration. Consequently, broker non-votes have no effect on the outcome of the vote.

HOW MAY I VOTE FOR THE ELECTION OF DIRECTORS, AND HOW MANY VOTES MUST THE NOMINEES FOR ELECTION OF DIRECTOR RECEIVE TO BE ELECTED?

     With respect to the election of nominees for director, you may:

     - vote FOR the election of the nominees for director;

     - WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

     - WITHHOLD AUTHORITY to vote for all nominees for director.

A properly executed proxy marked WITHHOLD AUTHORITY will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR the director nominees.

     The nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality.

HOW MAY I VOTE FOR THE AMENDMENT TO THE PLAN, AND HOW MANY VOTES MUST IT RECEIVE TO PASS?

     With respect to the proposal to amend the Plan, you may:

     - vote FOR approval;

     - vote AGAINST approval; or

     - ABSTAIN from voting on the proposal.

A properly executed proxy marked ABSTAIN will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR the amendment to the Plan.

     The amendment to the Plan must receive the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting to pass.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2002.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Under our Articles of Incorporation and Bylaws, the board of directors determines the number of directors. Our Bylaws divide the board of directors into three classes with the directors in each class serving a term of three years. The terms of one class of directors expires at this annual meeting. The other two classes of directors have terms that expire in 2003 and 2004.

     At a meeting held on October 1, 2001, the board of directors increased the total number of directors that constitute the board of directors from seven to eight members. The board elected A. Clayton Perfall, the newly appointed Chief Executive Officer, to fill the directorship and serve in the class of directors whose term expires at the annual meeting in 2004. As part of the transition in AHL's management, Ronald J. Domanico, Thomas H. Marano, Robert F. McCullough and Edwin R. Mellett resigned from the board after the October 1 meeting.

     On November 7, 2001, the remaining members of the board elected Wyck A. Knox, Jr. and Bill W. Shoptaw to fill two of the vacancies on the board. Mr. Knox was elected to serve in the class of directors whose term expires at this annual meeting. Mr. Shoptaw was elected to serve in the class of directors whose term expires at the annual meeting in 2003. The board of directors also decreased the total number of directors that constitute the board from 8 to 7 members at the November 7 meeting.

     There remains one vacancy on the board in the class of directors whose term expires in 2004. AHL is actively looking for a director to fill this position.

     In accordance with Georgia law and AHL's bylaws, directors elected by the board to fill newly-created directorships or to fill vacancies on the board may only serve until the annual meeting of shareholders immediately following the election. For this reason, Messrs. Shoptaw and Perfall, whose terms do not expire until 2003 and 2004, respectively, are being put forward to our shareholders for a vote. The regular term of Edwin C. "Skip" Gage also expires at this annual meeting.

     The board of directors has nominated the following persons for election of director:

     - Mr. Shoptaw has been nominated to stand for re-election as a director to serve until the 2003 Annual Meeting of Shareholders.

     - Mr. Perfall has been nominated to stand for re-election as a director to serve until the 2004 Annual Meeting of Shareholders.

     - Messrs. Gage and Knox have been nominated to stand for re-election as directors to serve until the 2005 Annual Meeting of Shareholders.

     In addition to Messrs. Shoptaw, Perfall, Gage and Knox, there are two other directors continuing to serve on the board. John W. Ward is in the class of directors whose term expires in 2003, and Frank A. Argenbright, Jr. is in the class of directors whose term expires in 2004.

     The board of directors has no reason to believe that the nominees for director will be unavailable for election as directors. However, if at the time of the annual meeting a nominee is unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the board of directors to elect a substitute nominee recommended by the board of directors.

NOMINEES FOR ELECTION -- TERM EXPIRING 2005

     Edwin C. "Skip" Gage has been a director of AHL Services since July 1998. He served as President of AHL Services' Marketing Support Services division in a consultant capacity from July 1998 to November 1999. He has been Chairman and Chief Executive Officer of Gage Marketing Group, LLC since 1992. Mr. Gage is a member of the board of directors of SuperValu Inc. Mr. Gage is 61 years old.

     Wyck A. Knox, Jr. has been a director of AHL since November 2001. Mr. Knox has been a partner in the law firm of Kilpatrick Stockton LLP or its predecessor firms since 1994. He is also a director of AGL Resources, Inc. and Thomson Oak Flooring Company, and is a trustee of the University of Georgia Foundation. Mr. Knox is a general partner of Knox Properties, L.P. and is president of Knox Charity Fund, Inc. Mr. Knox is 61 years old.

NOMINEE FOR ELECTION -- TERM EXPIRING 2004

     Bill W. Shoptaw has been a director of AHL since November 2001. He has been Chairman and Chief Executive Officer of The Shoptaw Group, LLC since July 1997. Mr. Shoptaw served as Chairman and Chief Executive Officer of Main America Capital, LLC from March 1994 to July 1998. From December 1987 to December 1997, he was Chairman and Chief Executive Officer of Shoptaw-James Inc. Mr. Shoptaw is 54 years old.

NOMINEE FOR ELECTION -- TERM EXPIRING 2003

     A. Clayton Perfall has been a director of AHL since October 2001. He was appointed Chief Executive Officer of AHL Services in October 2001. From January 2001 to September 2001, he was Chief Executive Officer of Convergence Holdings LLC, a private investment company. Mr. Perfall was Chief Financial Officer and a Director of Snyder Communications, Inc., an international marketing company, from September 1996 to November 2000. Prior to that, he was with Arthur Andersen LLP for fifteen years. Mr. Perfall is 43 years old.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

INCUMBENT DIRECTOR -- TERM EXPIRING 2004

     John W. Ward has been a director of AHL Services since July 2000. Mr. Ward has served as Chairman of Transition International, Inc., a management consulting firm which he owns, since its formation in 1993. He is a member of the board of directors of Ameritrade Holding Corporation. Mr. Ward is 59 years old.

INCUMBENT DIRECTOR -- TERM EXPIRING 2003

     Frank A. Argenbright, Jr. founded AHL Services in 1979. In connection with the sale of AHL's U.S. and European aviation and facility services businesses to Securicor plc in December 2000, Mr. Argenbright assumed the position of Chief Executive Officer of the U.S. Security Operations of Securicor to facilitate the transition. Mr. Argenbright therefore resigned as AHL's Chairman and Co-Chief Executive Officer and assumed the position of AHL's Vice Chairman on December 29, 2000. In October 2001, upon completion of his services to Securicor, Mr. Argenbright was again elected Chairman of the Board. He previously served as AHL Services' Chairman from 1979 until December 2000. In addition, Mr. Argenbright served as Co-Chief Executive Officer from 1994 until December 2000 and Chief Executive Officer from 1979 to 1994. Mr. Argenbright is 54 years old.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2001, the board of directors held six meetings. All of the directors attended at least 75% of the board meetings and committee meetings (of committees on which they were a member) in 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Audit Committee currently consists of Messrs. Gage, Knox and Ward. Prior to his resignation from the board in October 2001, Robert McCullough served on the Audit Committee. Mr. Knox joined the Audit Committee in November 2001. Mr. Knox is chairman of the Audit Committee. During 2001, the Audit Committee held two meetings, and the Audit Committee reviewed our quarterly financial reports and discussed them on a quarterly basis with our auditors. The Audit Committee is responsible for:

     - recommending to the board the firm to be employed as our independent public accountants;

     - meeting with our independent public accountants at least annually to review with the independent auditor our financial statements and internal accounting controls and review the plans and results of the audit engagement;

     - approving the professional services provided by the independent auditor;

     - reviewing the independence of the independent auditor;

     - considering the range of audit and non-audit fees; and

     - reviewing the adequacy of our internal accounting controls.

     Compensation Committee. The Compensation Committee currently consists of Messrs. Gage, Shoptaw and Ward. Prior to his resignation from the board in October 2001, Mr. McCullough served on the Compensation Committee. Mr. Shoptaw joined the Compensation Committee in November 2001. Mr. Ward is Chairman of the Compensation Committee. During 2001, the Compensation Committee held five meetings. The Compensation Committee is responsible for:

     - reviewing, approving, recommending and reporting to the Chief Executive Officer and the board of directors matters regarding the compensation of our Chief Executive Officer and other key executives and compensation levels or plans affecting the compensation of our other employees; and

     - administering our 1997 Stock Incentive Plan.

     We do not have a nominating committee.

COMPENSATION OF DIRECTORS

     We pay our outside directors $10,000 annually plus $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition, directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings. On May 10, 2001, we granted to Messrs. Gage, McCullough and Ward, our outside directors on that date, options to purchase 5,000 shares of common stock at an exercise price of $7.91 per share. Mr. McCullough's options were cancelled upon his resignation from the board.

           APPROVAL OF AN AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN
                                (PROPOSAL NO. 2)

     AHL maintains the 1997 Stock Incentive Plan (the "Plan"), which was approved previously by our board and our shareholders. The primary purpose of the Plan is to attract, retain and motivate selected employees and directors of AHL.

PROPOSED AMENDMENT TO THE PLAN

     The board of directors has approved and recommends that the shareholders approve an amendment to the Plan to:

     - increase the number of shares of Common Stock which may be issued under the Plan from 3,500,000 shares to 4,500,000 shares; and

     - permit up to 1,200,000 shares subject to options to be granted in connection with the initial employment of an individual as our chief executive officer in the calendar year of the chief executive officer's initial employment.

     In addition, the board approved an amendment to clarify the discretion of the board and the Compensation Committee to set the vesting schedule of stock options granted to key employees, by deleting the default four year vesting schedule. This amendment was within the board's authority and does not require shareholder approval.

OTHER GRANTS CONTINGENT UPON SHAREHOLDER APPROVAL

     In October 2001, we granted a total of 1,460,000 stock options to one executive officer and two non-executive officers, contingent upon shareholder approval of the amendment to the Plan. If the amendment to the Plan is approved by the shareholders, 1,908,050 shares of common stock would remain available for the grant of future options under the Plan. The following table sets forth information about the October 2001 grants.

                                 PLAN BENEFITS
                     AMENDMENT TO 1997 STOCK INCENTIVE PLAN

NAME AND POSITION                                             NUMBER OF OPTIONS
-------------------------------------------------------------------------------
Executive Officer Group (1 person)..........................      1,200,000
  A. Clayton Perfall
  Chief Executive Officer
Non-Executive Officer Group (2 persons).....................        260,000
                                                                  ---------
          Total.............................................      1,460,000
                                                                  =========

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE PLAN.

     The material features of the Plan, assuming approval of the amendment, are outlined below.

ADMINISTRATION

     The Plan is administered by our Compensation Committee. The Compensation Committee acting in its absolute discretion may exercise such powers and take such action as expressly called for under the Plan. The Compensation Committee has the power to interpret the Plan and to take such other action in the administration and operation of the Plan as the Compensation Committee deems equitable under the circumstances, and not contrary to the terms of the Plan. Actions of the Compensation Committee are binding on us, on each affected option holder and on each other person directly or indirectly affected by such action. The exercise period for each option grant may not exceed ten years, unless the option is an incentive stock option ("ISO") granted to a key employee who is a ten percent shareholder, in which case the exercise period may not exceed five years.

TERMINATION AND AMENDMENT

     The Plan may be amended by our board from time to time to the extent that the board deems necessary or appropriate. Shareholder approval is required for an amendment that:

     - increases the number of shares reserved for issuance under the Plan, or

     - changes the class of employees eligible to receive options under the Plan.

The board also may suspend the granting of options under the Plan at any time and may terminate the Plan at any time. However, the board may not unilaterally modify, amend or cancel any option granted before such suspension or termination unless the option holder consents in writing to such modification, amendment or cancellation, or there is a dissolution, liquidation, change in capitalization, sale, merger, consolidation, reorganization, division, or similar corporate transaction or a Change in Control (as defined in the Plan) of AHL. In any event, no options will be granted under the Plan later than the tenth anniversary of the effective date of the Plan.

ELIGIBILITY

     The board, or at the board's discretion, the Compensation Committee has the right to grant options to key employees to purchase shares of common stock and has the right to grant new options in exchange for the cancellation of outstanding options which have a higher or lower exercise price. No options may be granted in any calendar year to any key employee for more than 250,000 shares of common stock, except that in connection with the initial employment of an individual as chief executive officer of AHL, the board, or at the board's discretion, the Compensation Committee, may grant options for up to 1,200,000 shares in the calendar year of his or her initial employment. If the board, or at the board's discretion, the Compensation Committee, grants an ISO and a non-incentive stock option ("Non-ISO") to a key employee on the same date, the right of the key employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. At December 31, 2001, 25 individuals held options granted under the Plan.

     The board, or at the board's discretion, the Compensation Committee has the right to grant Non-ISOs to directors under the Plan and has the right to grant new Non-ISOs in exchange for the cancellation of outstanding Non-ISOs which have a higher or lower exercise price.

STOCK SUBJECT TO THE PLAN

     As of December 31, 2001, 2,541,000 shares of Common Stock were reserved for issuance upon exercise of options previously granted under the Plan and 1,908,050 shares remained available for the grant of future options under the Plan. If any shares of stock subject to an option granted under the Plan remain unissued after the cancellation, expiration or exchange of such option for another option, such shares shall again become available for issuance under the Plan. The stock subject to the Plan may be authorized but unissued shares of AHL common stock or treasury shares, or both.

TERMS

     The option exercise price for each share of common stock subject to an ISO must be no less than the fair market value of a share of common stock on the date the ISO is granted. However, if the ISO is granted to a key employee who is also a ten percent shareholder, the exercise price must be no less than one hundred ten percent (110%) of the fair market value of a share of common stock on the date the ISO is granted. In addition, the option exercise price for a Non-ISO must be no less than the fair market value of a share of Common Stock on the date the Non-ISO is granted. The exercise price for an option is payable in full and in cash upon the exercise of any option.

     An option granted under the Plan is not transferable by a key employee or director other than by will or by the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

     Non-ISOs. An individual receiving a Non-ISO under the Plan does not recognize taxable income on the date of grant of the option. However, the individual must generally recognize ordinary income at the time of exercise of the Non-ISO in the amount of the excess of the fair market value of the common stock on the date of exercise over the option exercise price. The amount of ordinary income recognized by an individual is tax deductible by AHL in the year that the income is recognized by the individual. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of common stock are held by the individual.

     ISOs. An individual who is granted an ISO under the Plan does not recognize taxable income either on the date of grant or on the date of exercise. However, the excess of the fair market value of the common stock received upon the exercise of the ISO over the option exercise price is includable in the optionee's alternative minimum taxable income and may be subject to the alternative minimum tax ("AMT"). For AMT purposes only, the basis of the common stock acquired by the exercise of an ISO is increased by the amount of such excess.

     Upon the disposition of the common stock acquired upon exercise of an ISO, long-term capital gain or loss will be recognized by the individual in an amount equal to the difference between the sales price and the option exercise price (except that for AMT purposes, the gain or loss would be the difference between the sales price and the individual's basis increased as described in the preceding paragraph), provided that the individual has not disposed of the common stock within two years after the date of grant or within one year from the date of exercise. If the individual disposes of the common stock without satisfying both holding period requirements (a "Disqualifying Disposition"), the individual will generally recognize ordinary income at the time of such Disqualifying Disposition to the extent of the lesser of (a) the excess of the fair market value of the common stock on the date the ISO is exercised over the exercise price or (b) the excess of the amount realized on such Disqualifying Disposition over the exercise price. Any remaining gain or any net loss is treated as a short-term or long-term capital gain or loss, depending upon the length of time that the common stock is held. Unlike when a Non-ISO is exercised, we are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition by the individual of the common stock acquired pursuant to such exercise, except to the extent that the individual recognizes ordinary income in a Disqualifying Disposition.

                         REPORT OF THE AUDIT COMMITTEE

     Our Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2001 audit, the Audit Committee has:

     - reviewed and discussed with management our financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2001,

     - reviewed and discussed with management our financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2001,

     - discussed with Arthur Andersen LLP, our independent auditors, the matters required by Statement of Accounting Standards No. 61, and

     - received from and discussed with Arthur Andersen the written disclosures and letter from Arthur Andersen required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     Arthur Andersen has served as our independent auditor during 2001 and is familiar with our business affairs, financial controls, accounting procedures and industry segment. The Audit Committee and management have been pleased with the work done by Arthur Andersen. However, in light of the highly publicized events involving Arthur Andersen, the Audit Committee and the board continue to monitor developments at Arthur Andersen. Accordingly, at this time we have not formally selected an independent auditor for the year ending December 31, 2002. After further evaluation, which may include evaluating proposals from other accounting firms, the Audit Committee will advise the board of directors and make a recommendation that it believes will be in the best interests of our company and its shareholders.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent accountants.

     The Audit Committee adopted a charter in 2000, and recently amended the charter. A copy of the amended charter is attached to this proxy statement as Annex I.

     The members of the Audit Committee have been determined to be independent in accordance with the requirements of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards, with the exception of Mr. Gage. Mr. Gage was appointed to the Audit Committee pursuant to the exception contained in the rule that allows one "non-independent" director to serve on the Audit Committee under exceptional and limited circumstances. Mr. Gage is not considered independent because he served as a consultant to AHL Services' marketing support services division within the past three years. Mr. Gage has extensive experience and key relationships in the marketing services industry, currently serving as Chairman and Chief Executive Officer of Gage Marketing Group, LLC, a position he has held since 1992. Prior thereto, Mr. Gage served in various capacities at Carlson Companies, Inc. from 1977 to 1992, most recently as President and Chief Executive Officer. Because of his industry experience and detailed knowledge of AHL Services' marketing services businesses, the board has determined that it is in the best interest of AHL and its shareholders to have Mr. Gage serve on the Audit Committee.

                                          AUDIT COMMITTEE

                                          Wyck A. Knox, Jr., Chairman
                                          Edwin C. "Skip" Gage
                                          John W. Ward

April 10, 2002

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT FEES

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in Quarterly Reports on Form 10-Q for the same fiscal year were $215,225.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen LLP did not render professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by Arthur Andersen for services rendered to AHL Services, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2001 were $1,143,434, including audit-related services of $133,000 and other non-audit services of $1,010,434. Audit-related services include fees in connection with business dispositions, services associated with securities filings and accounting consultations. Other non-audit services include fees for tax consultations and assistance.

     The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen is compatible with maintaining the independent auditor's independence.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen audited the accounts of AHL Services, Inc. and its subsidiaries for fiscal year 2001. In light of recent business and legal developments affecting the firm, we have not formally selected an independent accountant for 2002 as of the date of this proxy statement. The Audit Committee continues to monitor developments at Arthur Andersen. After further evaluation, which may include evaluating proposals from other accounting firms, the Audit Committee will make a recommendation to the board.

     Representatives of Arthur Andersen are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire. They are also expected to be available to respond to appropriate questions.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of shares of common stock as of March 1, 2002 for:

     - directors of AHL Services;

     - the two persons that served as Chief Executive Officers during fiscal 2001 (A. Clayton Perfall and Edwin R. Mellett); the three most highly compensated executive officers serving at the end of fiscal 2001 (Thomas
       J. Marano, Ernest Patterson and Ronald J. Domanico); and one person who was an executive officer during fiscal 2001, though he was no longer serving in that capacity at the end of fiscal 2001 (Frank A. Argenbright, Jr.) (collectively the "Named Executive Officers");

     - our directors and executive officers as a group; and

     - each person who is a shareholder holding more than a 5% interest in our common stock.

     Unless otherwise indicated, the business address of each person listed is: c/o AHL Services, Inc., 1000 Wilson Boulevard, Suite 910, Arlington, Virginia 22209.

                                              NUMBER             OPTIONS
                                            OF SHARES          EXERCISABLE                PERCENT OF
                                           BENEFICIALLY           WITHIN                  OUTSTANDING
NAME                                         OWNED(1)           60 DAYS(2)      TOTAL      SHARES(3)
-----------------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS AND DIRECTORS:
A. Clayton Perfall(4)....................     100,000             300,000       400,000       2.6%
Edwin R. Mellett(5)......................      10,000             345,000       355,000       2.3%
Thomas J. Marano(6)......................       5,000             283,049       288,049       1.9%
Ernest Patterson.........................          --             232,500       232,500       1.5%
Ronald J. Domanico(7)....................      37,000             295,000       332,000       2.1%
Frank A. Argenbright, Jr.(8).............   7,300,000(9)               --     7,300,000      47.9%
Edwin C. "Skip" Gage.....................     766,742(10)           3,750       770,492       5.1%
Wyck A. Knox, Jr.........................     102,000                  --       102,000         *
Bill W. Shoptaw..........................      20,000                  --        20,000         *
John W. Ward.............................      15,000               1,250        16,250         *
All executive officers and directors as a
  group (10 persons).....................   8,355,742           1,460,549     9,816,291      58.8%
OTHER FIVE PERCENT SHAREHOLDERS:
Landrace Holdings Ltd.(11)...............   1,682,000                  --     1,682,000      11.0%
Dimensional Fund Advisors Inc.(12).......   1,167,000                  --     1,167,000       7.7%

---------------

  *  Less than 1.0%
 (1) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by executive officers, directors and principal shareholders, and Schedules 13D filed with the SEC.
 (2) Represents shares that can be acquired through stock option exercises on or prior to May 1, 2002.
 (3) Based on an aggregate of 15,246,792 shares of common stock issued and outstanding as of March 1, 2002. Assumes that all options beneficially owned by the person are exercised. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised.

 (4) Mr. Perfall was appointed Chief Executive Officer effective October 1,
     2001.
 (5) Mr. Mellett resigned from his position as Chief Executive Officer effective October 1, 2001 and, as of December 31, 2001, was no longer an employee of AHL.
 (6) Mr. Marano resigned from AHL effective December 31, 2001.
 (7) Mr. Domanico resigned from AHL effective February 28, 2002.
 (8) Mr. Argenbright was named Chairman effective October 1, 2001. He had been Vice Chairman since December 29, 2000.
 (9) Includes (a) 668,660 shares beneficially owned by Argenbright Partners, L.P., of which a limited liability company managed by Mr. Argenbright and his spouse is the general partner, (b) 103,473 shares owned by a charitable trust, of which Mr. Argenbright is sole trustee and (c) 622,027 shares owned by Mr. Argenbright's spouse.
(10) Includes 216,742 shares held by Gage Marketing Group, LLC, of which Mr. Gage is the Chairman and Chief Executive Officer. As such, Mr. Gage is deemed to have sole voting and investment power over the shares. Also includes 275,000 shares held by Mr. Gage and 275,000 shares held by Mr. Gage's spouse.
(11) Landrace Holdings Ltd. ("Landrace") is the direct beneficial owner of the shares. Caledonia TMT Ltd. ("CTMT") is an indirect owner of the shares through its ownership of all of the capital stock of Landrace. Caledonia Investments plc ("Caledonia") is an indirect owner of the shares through its ownership of all of the capital stock of CTMT. The Cayzer Trust Company Limited ("Cayzer Trust") is an indirect owner of the shares through its ownership of securities of Caledonia. The address of Landrace is Shirlaw House, 87 Shirley Street, P.O. Box SS-19084, Nassau, New Providence, The Bahamas. The principal business address for Caledonia, CTMT and Cayzer Trust is Cayzer House, 1 Thomas More Street, London, England E1W 1YB. This information is based on a Schedule 13D dated March 22, 2002 that has been filed with the SEC.
(12) The principal business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The information is based on a Schedule 13G filed with the SEC on February 12, 2002.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the last three fiscal years, compensation information for our Named Executive Officers.

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                ANNUAL COMPENSATION            AWARDS
-----------------------------------------------------------------------------------------------------------
                                                                             SECURITIES
                NAME AND                                                     UNDERLYING       ALL OTHER
           PRINCIPAL POSITION             YEAR   SALARY ($)     BONUS ($)   OPTIONS (#)    COMPENSATION ($)
-----------------------------------------------------------------------------------------------------------
A. Clayton Perfall(1)...................  2001    100,000             --     1,200,000               --
  Chief Executive Officer
Edwin R. Mellett(2).....................  2001    387,356             --        70,000          805,350(3)
  Former Chairman and                     2000    475,000        100,000        60,000               --
  Chief Executive Officer                 1999    430,000        100,000       175,000(3)            --
Thomas J. Marano(4).....................  2001    385,000             --        45,000          411,000(5)
  Former President and Chief              2000    378,700        100,000        45,000               --
  Operating Officer,                      1999    350,000        125,000        70,000(5)            --
  Marketing Services
Ernest Patterson........................  2001    375,000             --            --               --
  Chief Executive --                      2000    350,000        175,000        40,000               --
  European Operations                     1999    350,000             --        70,000               --
Ronald J. Domanico(6)...................  2001    350,000             --        45,000(7)            --
  Former Executive Vice-                  2000    221,300        125,000       250,000(7)        44,700(8)
  President and Chief
  Financial Officer
Frank A. Argenbright, Jr.(9)............  2001         --(10)         --            --        2,000,000(11)
  Chairman of the Board                   2000    350,000       2,000,000           --               --
                                          1999         --(12)    100,000       100,000(11)           --

---------------

 (1) Mr. Perfall was named Chief Executive Officer effective October 1, 2001.
 (2) Mr. Mellett was Chairman and Chief Executive Officer from December 29, 2000 to October 1, 2001. He resigned as Chairman and Chief Executive Officer effective October 1, 2001. As of December 31, 2001, Mr. Mellett was no longer employed by AHL.
 (3) In connection with Mr. Mellett's resignation from AHL, he received $805,350 in severance and relinquished certain stock options, including the options granted in 1999.
 (4) Mr. Marano resigned from AHL effective December 31, 2001. He is serving as a consultant to AHL during 2002.
 (5) In connection with Mr. Marano's resignation from AHL, we agreed to employ Mr. Marano as an independent consultant for a period of one year and pay him an aggregate sum of $411,000. As part of the severance arrangements, Mr. Marano relinquished certain stock options, including the options granted in 1999.
 (6) Mr. Domanico joined AHL in May 2000. He resigned from AHL effective February 28, 2002.
 (7) In connection with Mr. Domanico's resignation, we agreed to pay Mr. Domanico $350,000 over 12 months, commencing in March 2002. In addition, all of his stock options vested on February 28, 2002, and are exercisable on or before February 28, 2003.
 (8) Represents relocation expenses incurred by Mr. Domanico and reimbursed by AHL in 2000.
 (9) Mr. Argenbright was named Chairman of the Board in a non-executive capacity effective October 1, 2001. He served as Vice Chairman in an executive capacity from December 29, 2000 to October 1, 2001.
(10) Pursuant to Mr. Argenbright's employment agreement, his base salary of $350,000 per year was offset by payments he received from Securicor plc. The full amount of his AHL salary was offset by Securicor in 2001, and therefore AHL made no salary payments to him in 2001.

(11) In connection with Mr. Argenbright's resignation, he received $2,000,000 in severance and relinquished all of his stock options.
(12) Mr. Argenbright believed it was in the best interest of our shareholders for him not to draw a salary in 1999.

OPTION GRANTS TABLE

     The following table sets forth information regarding option grants during fiscal 2001 to each of the Named Executive Officers.

                                                                                              POTENTIAL
                                                                                              REALIZABLE
                                                 INDIVIDUAL GRANTS                         VALUE OF ASSUMED
                              NUMBER OF     % OF TOTAL                                      ANNUAL RATE OF
                              SECURITIES     OPTIONS                                            STOCK
                              UNDERLYING    GRANTED TO    EXERCISE                        PRICE APPRECIATION
                               OPTIONS     EMPLOYEES IN   PRICE PER                        FOR OPTION TERM
NAME                          GRANTED(1)   FISCAL 2001    SHARE($)    EXPIRATION DATE   5% ($)(2)   10% ($)(2)
--------------------------------------------------------------------------------------------------------------
A. Clayton Perfall..........  1,200,000(3)     68.3%        6.34         10/01/11       4,784,630   12,125,193
Edwin R. Mellett............     70,000         4.0         7.91         05/10/11         348,219      882,455
Thomas J. Marano............     45,000         2.6         7.91         05/10/11         223,855      567,293
Ernest Patterson............         --          --           --               --              --           --
Ronald J. Domanico..........     45,000         2.6         7.91         05/10/11         223,855      567,293
Frank A. Argenbright, Jr....         --          --           --               --              --           --

---------------

(1) Options granted in fiscal 2001 were made under the 1997 Stock Incentive Plan. Unless otherwise noted, these options:
    - were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of the grant;
    - expire ten years from the date of the grant, unless otherwise earlier terminated in certain events related to termination of employment; and
    - vest in 25% increments on the anniversary date of the grant, subject to the terms and conditions of the Plan.
(2) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent our estimate or projection of the future common stock price. If our common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.
(3) Options granted to Mr. Perfall were made under the 1997 Stock Incentive Plan, subject to approval of the amendment to the Plan by AHL's shareholders. His options vest as follows: 300,000 on the grant date and 225,000 on each of the first, second, third and fourth anniversaries of the grant date.

FISCAL YEAR-END OPTION VALUE

     None of the named Executive Officers exercised any options during fiscal year 2001. The following table sets forth certain information with respect to the status of their options at December 31, 2001.

                                                        NO. OF SECURITIES                 VALUE OF
                                                           UNDERLYING                    UNEXERCISED
                                                           UNEXERCISED                  IN-THE-MONEY
                                                        OPTIONS AT FISCAL                  OPTIONS
                                                           YEAR-END(#)                AT YEAR-END($)(1)
NAME                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
A. Clayton Perfall...............................    300,000        900,000          $0             $0
Edwin R. Mellett(2)..............................    345,000        115,000           0              0
Thomas J. Marano(3)..............................    281,799         80,000           0              0
Ernest Patterson.................................    232,500         77,500           0              0
Ronald J. Domanico(4)............................     62,500        232,500           0              0
Frank A. Argenbright, Jr.(5).....................         --             --          --             --

---------------

(1) This number is calculated by subtracting the option exercise price from the closing price of the common stock on December 31, 2001 ($2.92) to get the "average value per option", and multiplying the average value per option by the number of exercisable and unexercisable options. The amounts in this column may not represent amounts actually realized by the Named Executive Officers.
(2) As part of the severance arrangements, as of December 31, 2001, Mr. Mellett relinquished 625,000 of his options. The table reflects the 460,000 options that he retained.
(3) As part of the severance arrangements, as of December 31, 2001, Mr. Marano relinquished 145,000 of his options. The table reflects the 361,799 options that he retained.
(4) As part of the severance arrangements, all of Mr. Domanico's stock options vested on February 28, 2002.
(5) As part of the severance arrangements, Mr. Argenbright relinquished all of his options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     We have entered into employment agreements with Messrs. Perfall and Patterson.

     A. Clayton Perfall. The agreement with Mr. Perfall expires on September 30, 2005. This agreement may be terminated by us (a) upon the employee's death or inability to perform his duties on account of a disability for a period of three months during any twelve-month period, (b) for cause, or (c) upon 90 days' written notice. The agreement may be terminated by the employee upon 90 days' written notice. If the agreement is terminated by us prior to September 30, 2003, except for cause or upon employee's death or disability, we must pay the employee a severance payment equal to two times the employee's base salary in effect on such termination date. If the agreement is terminated by us after September 30, 2003, except for cause or upon employee's death or disability, we must continue to pay the employee's base salary and bonus through the expiration date of September 30, 2005. The agreement provides for an annual base salary of $400,000 and for an annual bonus of up to 50% of base salary, based upon our financial performance and achievement of personal objectives established for the employee by the board of directors. Upon a change in control, the agreement provides for a lump-sum payment to Mr. Perfall of $2,500,000, which may be reduced on a dollar for dollar basis if employee has realized total compensation in excess of $4,000,000 per year on a prorated basis. As a condition to employment, Mr. Perfall has agreed to two year noncompetition and nonsolicitation provisions.

     Ernest Patterson. The agreement with Mr. Patterson is indefinite in length but provides that in the event the employee is terminated by us without cause, the employee will be entitled to receive twelve months' salary. The agreement provides for an annual base salary of $350,000, and for an annual bonus of up to 50% of base salary, based upon our financial performance and achievement of personal objectives established for the employee by the board of directors. Mr. Patterson's agreement granted him options to purchase 150,000 shares of common stock in 1997, exercisable 25% per year over four years, at an exercise price of $15.00 per share. As a condition to employment, Mr. Patterson also agreed to one year noncompetition and nonsolicitation provisions.

     Messrs. Argenbright, Mellett, Marano and Domanico are no longer employees of AHL. We entered into severance agreements with them in connection with their resignations.

     Frank A. Argenbright, Jr. We have entered into a settlement agreement with Mr. Argenbright. Mr. Argenbright received $2,000,000 in satisfaction and termination of the Performance Bonus Program approved by AHL's shareholders in May 2001 and his previous employment agreement. In addition, we agreed to guaranty up to $10,000,000 of Mr. Argenbright's personal debt for a period of three years from the date of the sale of our European staffing business or such earlier time as allowed by our credit facility. In conjunction with our guaranty, Mr. Argenbright entered into a three year lockup agreement, except for certain permitted transfers. After the first anniversary of the settlement agreement, Mr. Argenbright can pledge shares to secure debts of up to $2,000,000, and upon the second anniversary, he can pledge shares to secure debts for an additional $2,000,000. If we are unable to obtain the $10,000,000 loan guaranty for Mr. Argenbright on or before June 30, 2002, the lockup will expire.

     Thomas J. Marano. We have entered into a separation agreement with Mr. Marano. In conjunction with the expiration of Mr. Marano's employment agreement on December 31, 2001, we agreed to employ Mr. Marano as an independent consultant for a period of one year and pay him an aggregate sum of $411,000 in twelve equal installments in 2002. Mr. Marano agreed to release and discharge any claims he may have against us. He relinquished 145,000 stock options, ranging in exercise price per share from $17.875 to $25.375. His remaining 361,799 stock options range in exercise price per share from $7.91 to $10.00. The vesting and exercise of the options are governed by the terms of the 1997 Stock Incentive Plan. Mr. Marano is subject to the two year noncompetition and nonsolicitation provisions of his employment agreement.

     Edwin R. Mellett. We have entered into a severance agreement with Mr. Mellett. We agreed to pay Mr. Mellett $805,350 in satisfaction and termination of the remaining term of his employment agreement. The severance payment was to be made in March 2002. Mr. Mellett agreed to release and discharge any claims he may have against us. He relinquished 625,000 stock options, ranging in exercise price per share from $17.875 to $25.375. His remaining 460,000 stock options, ranging in exercise price per share from $4.64 to $10.00, will continue to vest through December 31, 2003, and the vested options are exercisable through December 31, 2004. Mr. Mellett is entitled to participate in our health and life insurance plans until December 31, 2003. We loaned Mr. Mellett $566,000, the estimated net amount of the severance payment. He repaid the loan in March 2002 in accordance with its terms. Mr. Mellett is subject to the two year noncompetition and nonsolicitation provisions of his employment agreement, as amended by the severance agreement.

     Ronald J. Domanico. We entered into a letter of severance and separation with Mr. Domanico. We agreed to pay Mr. Domanico $350,000 over 12 months, in satisfaction and termination of his employment agreement. Mr. Domanico agreed to release and discharge any claims he may have against us. All stock options previously granted to Mr. Domanico vested upon his termination and are exercisable on or before February 28, 2003. Mr. Domanico is entitled to participate in our health and life insurance plans until February 28, 2003. Mr. Domanico is subject to the two year noncompetition and nonsolicitation provisions of his employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. Gage, Shoptaw and Ward. Neither Mr. Shoptaw nor Mr. Ward has engaged in related party transactions with AHL Services. Mr. Gage controls Gage Marketing Group, LLC, and AHL Services performed services for it in fiscal 2001, as described below in "Certain Transactions and Business Relationships."

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Mr. Gage, a member of our board of directors, has direct or indirect ownership interests in several companies with which we have had business relationships during 2001. These relationships are:

     - Gage Marketing Group, LLC, which purchased fulfillment services from us totaling $718,000, which provided information technology and other services to us totaling $942,000 and which rented real estate to us totaling $149,000.

     - Carlson Real Estate Company, which rented real estate to us in Maple Plain, Howard Lake and Plymouth, Minnesota totaling $1.3 million.

     - Gage Travel, Inc., which provided travel services to us totaling
       $149,000.

     - Marketing Bridge, LLC, which provided Web-based consulting services to us totaling $432,000.

     - Gage In-Store Marketing, LLC, which rented real estate to us totaling $275,000.

     - Carlson Marketing Group which purchased lettershop services from us totaling $1.5 million.

     Mr. Gage and his immediate family together control and actively manage Gage Marketing Group, LLC, Gage Travel, Inc., Marketing Bridge, LLC, and Gage In-Store Marketing, LLC. Neither Mr. Gage nor his family control or actively manage Carlson Real Estate Company or Carlson Marketing Group, Inc. All transactions were priced at arm's length.

     Mr. Domanico joined AHL Services in May 2000 as our Executive Vice President and Chief Financial Officer and relocated to Atlanta. In order to facilitate Mr. Domanico's purchase of a home in Atlanta, in March 2001, the Compensation Committee approved a variable interest $1,000,000 bridge loan for Mr. Domanico fully secured by the equity in his former residence in New Jersey. The bridge loan was repaid in full upon the sale of Mr. Domanico's former residence.

     We agreed to guaranty certain personal bank debt of Mr. Argenbright as described above in "Employment and Severance Agreements". We loaned Mr. Mellett $566,000 as described above in "Employment and Severance Agreements", which was repaid according to its terms in March 2002.

     On April 12, 2002, in connection with our settlement agreement with Securicor plc relating to post-closing adjustments for the sale of our U.S. and European aviation and facility services business, we agreed to pay Mr. Argenbright $5 million. The obligation to pay Mr. Argenbright matures on October 12, 2003, is unsecured and does not bear interest. If we repay Securicor a certain portion of the amount we owe on or before October 12, 2002, we have agreed to pay Mr. Argenbright a certain portion of the amount we owe him at the same time.

     Any future transactions between AHL Services and its officers, directors or principal shareholders will be approved by a majority of the disinterested members of the board of directors.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is as follows:

     Each executive officer's compensation is determined annually by the Compensation Committee. Senior management makes recommendations to the Compensation Committee regarding each executive officer's compensation (except the chief executive officers' compensation), including recommendations for base salary for the succeeding year and discretionary cash bonuses and stock incentive awards.

     Our compensation philosophy is based on a pay for performance approach. The compensation program seeks to reward individual action that contributes to operating unit performance and performance. Our goal is to be competitive with the marketplace on a total compensation basis, including base salary and annual and long-term incentives:

     - Base Salary. Each executive officer's base salary is based upon the competitive market for the executive officer's services, including the executive's specific responsibilities, experience and overall performance. In keeping with our pay for performance approach, it is our objective to set the base salary at the market base salary level of our peers in the industry. Base salaries are adjusted annually. Changes in responsibilities are also taken into account in the review process.

     - Annual Incentive Compensation. We award discretionary year-end bonuses. These bonuses reflect the contribution of the individual as well as the performance of the operating unit and AHL Services as a whole. Ranges of potential bonuses and performance measures are established annually for each position.

       The performance measures applicable to a particular position vary according to the functions of the position. Performance measures considered by the Compensation Committee include obtaining certain profitability goals as well as each individual meeting personal objectives relative to operational enhancements.

     - Long-Term Incentive Compensation. We use long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management's interests with that of the shareholders. The Compensation Committee believes that stock-based awards are most appropriate for long-term incentive compensation. In 1997, we adopted the 1997 Stock Incentive Plan. Under this Plan, stock options may be granted by the Compensation Committee. In May 2001, the Compensation Committee granted stock options to all of our executive officers.

     In 2001, both Mr. Mellett and Mr. Perfall served in the capacity of chief executive officer. Mr. Mellett served from the beginning of the fiscal year until September 30, 2001. Mr. Perfall's tenure began on October 1, 2001 and continued through the end of the fiscal year.

     Mr. Mellett's base salary for 2001 was $475,000, which was reduced by 50% after he stepped down as our chief executive officer. In addition, he was granted 70,000 stock options in May 2001. Mr. Mellett was not paid a bonus for 2001. The terms of Mr. Mellett's severance agreement are described elsewhere in this proxy statement.

     The Employment Agreement entered into with Mr. Perfall is described elsewhere in this proxy statement. His base salary in 2001 was $400,000. In addition, he was granted non-qualified stock options at an exercise price of $6.34 per share covering 1.2 million shares of our common stock, subject to the approval of the amendment to the 1997 Stock Incentive Plan described in this proxy statement. Mr. Perfall was not entitled to receive a bonus for 2001. The Compensation Committee believes that it structured Mr. Perfall's compensation package to include a significant amount of "at risk" compensation that provides incentives tying the amount of his compensation to our performance. Stock options produce value in direct proportion to the value realized by all shareholders from price appreciation. Important factors the Compensation Committee considered in determining his compensation package include pay packages offered by similar industry companies, Mr. Perfall's previous experience and his expected role in focusing and refining our long-term strategies and engaging a strong management team. Mr. Perfall's base salary for 2002 will remain at the same level.

     We are not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Compensation Committee considers its primary goal is to design compensation strategies that further our best interests and those of our shareholders. To the extent they are not inconsistent with that goal, the Compensation Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

                                          COMPENSATION COMMITTEE

                                          John W. Ward, Chairman
                                          Edwin C. "Skip" Gage
                                          Bill W. Shoptaw

April 11, 2002

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the performance of our common stock to The Nasdaq Stock Market and the index of Nasdaq Non-Financial Stocks. The stock price performance graph assumes an investment of $100 in our common stock on March 27, 1997 and an investment of $100 in the two indexes on March 31, 1997 and further assumes the reinvestment of all dividends. The difference in the initial start date is due to the fact that our common stock did not start trading publicly until March 27, 1997. We believe that the net effect of this difference in start dates will not have a material effect on the performance graph. Stock price performance, for the period from March 31, 1997 through December 31, 2001 is not necessarily indicative of future results.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------
                            MARCH 1997   DEC. 1997   DEC. 1998   DEC. 1999   DEC. 2000   DEC. 2001
--------------------------------------------------------------------------------------------------
 AHL                         $100.00      $246.25     $312.50     $208.75     $100.63     $ 29.21
 The Nasdaq Stock Market      100.00       129.70      182.55      333.09      200.58      158.35
 Nasdaq Non-Financial
  Stocks                      100.00       125.80      184.37      354.59      210.52      141.78

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. Based solely upon a review of the copies of such reports furnished to us and certain representations of such persons, we believe that all filings were timely, except: Mr. Domanico filed his Form 3 late; Messrs. Mellett, Marano, McCullough and Ward filed their Form 4s for August 2001 late; Mr. Shoptaw filed his Form 4 for December 2001 late; and Mr. McCullough filed his Form 5 for 2001 late.

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at our 2003 Annual Meeting of Shareholders and eligible for inclusion in the proxy statement and form of proxy to be distributed by the board of directors in connection with such meeting must be submitted to us in writing on or before December 13, 2002.

OTHER MATTERS

     The board of directors knows of no other matters to be brought before the annual meeting.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by AHL Services. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock.

                                                                         ANNEX I

                               AHL SERVICES, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

PURPOSE AND OBJECTIVES

     The primary function of the Audit Committee (the "Committee" or "Audit Committee") of the Board of Directors (the "Board") of AHL Services, Inc. (the "Company") is to maintain free and open means of communications between the Board, the independent accountants, the internal auditors and AHL's financial management team; monitor the adequacy and effectiveness of the internal auditing department and the independent accountants, and serve as an independent and objective party to understand, assess and monitor the Company's internal control systems, control environment and financial reporting process. The membership of the Audit Committee shall consist of at least three directors and shall meet the requirements of the Rule 4350(d)(2) of the National Association of Securities Dealers listing standard (the "NASDAQ Rule"). Audit Committee members and the Chairman of the Committee (the "Chairman") shall be designated by the full Board of Directors.

     The independent accountants are accountable to the Board and the Committee. The Board and the Committee shall have ultimate authority to select, evaluate and, where appropriate, replace the independent accountants, as representatives of the shareholders. The Committee is also responsible for taking, or recommending that the Board take appropriate actions to oversee the independence of the independent accountants.

MEMBERSHIP AND MEETINGS

     The Committee shall consist of at least three independent directors (or, as is defined in the NASDAQ Rule, two independent directors, plus one "non-independent" director under exceptional and limited circumstances), each of whom is a person, other than an officer or employee of the Company or its subsidiaries or other relationship which, in the opinion of the Board, has no conflicts which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All members of the Committee shall be able to read and understand fundamental financial statements and have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have a financial or accounting experience or background which results in such member's financial sophistication.

     The Committee shall meet not less than four times annually, which meetings shall be held shortly before the filing of the Company's interim or annual financial statements with the Securities and Exchange Commission. In addition, the Committee shall hold such special meetings as may be called by the Chairman of the Committee or at the request of the Company's independent accountants and internal auditors*. The members of the Committee shall be elected by the board of directors annually or until their successors shall be duly elected and qualified. A Chairman shall be elected by the Board to serve until a successor is so elected.

AUTHORITY

     The Committee shall have the authority to retain independent counsel, accountants or others to assist it in the conduct of its responsibilities. The Committee shall have the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

     The Committee shall have full and unrestricted access to Company personnel and records and will be provided the necessary resources to accomplish its purpose and objectives. The Committee will provide an

---------------

* Used throughout this document, "internal auditors" are deemed to be those individuals undertaking the role of internal audit, whether employees of the Company, the Chief Financial Officer or external consultants open avenue of communication among the independent accountants, the internal auditors, management and the Board of Directors.

REPORTING

     At the next scheduled Board meeting following each Committee meeting, the Committee will report to the full Board concerning the activities and findings of the Committee. Minutes shall be written for each Committee meeting and shall be sent to all members of the Board.

     The Committee shall review and reassess the adequacy of this Charter annually, and report and make recommendations to the Board regarding revisions to this Charter. In addition, the Committee shall prepare a letter for inclusion in the Company's annual proxy statement that describes the Committee's composition and responsibilities, and how they were discharged during the prior fiscal year.

RESPONSIBILITIES

     The following are the primary responsibilities of the Committee:

 1. Review annually, and to the extent the Committee determines it to be necessary or advisable, update the Committee's charter.

 2. Review and recommend to the Board of Directors on an annual basis the nomination of independent accountants for the annual audit, giving consideration to their independence, competence, and effectiveness. Approve the fees and other compensation to be paid to the independent accountants.

 3. Meet with the independent accountants and the Company's financial management team to review, in advance, the planned scope of the examination of the Company's financial statements by the independent accountants and the audit procedures to be utilized. Following the audit, verify that the planned scope was completed.

 4. Review and concur in the appointment, replacement, or dismissal of the internal audit team, and at the time when the Company has a Director of Internal Audit, review and concur in the appointment, replacement and dismissal of the Director of Internal Audit.

 5. Confirm and make appropriate inquires with respect to the independence of the internal auditor and independent accountants, including a review of non-audit services and related fees provided by the internal auditor and independent accountants. Receive from the independent accountant and review a annual formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1. Actively engage in dialogue with independent accountants with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent accountant. Recommend that the Board take appropriate action on any disclosed relationships to satisfy itself of the independent accountants' independence.

 6. Review with management and the independent accountants and internal auditors the areas of exposure and significant risks and the steps management has taken to monitor and minimize those risks.

 7. Review policies and procedures with respect to the Company transactions in which officers and directors have an interest, and review with management disclosures regarding such transactions.

 8. Review each opinion or report of the independent accountants and review any comments or recommendations of the independent accountants with respect to the audited or interim financial statements. Consider judgments of the independent accountants that are brought to the attention of the Audit Committee as to the quality and appropriateness of the Company's accounting principles as applied in the Company's financial reporting, significant accounting policies (including critical accounting policies to be described in the Company's filings with the SEC), audit conclusions regarding the reasonableness of significant accounting estimates and any audit adjustments. Also, review and consider information received from the independent accountants regarding alternative accounting principles or policies permitted under generally accepted accounting principles, and the appropriateness of the principles and policies selected for financial reporting purposes.

 9. Based on the review and discussions with management and the independent accountants, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the past fiscal year.

10. Discuss with the independent accountants, at least annually, the matters required by SAS 61, Communications with the Audit Committee.

11. Review the range and cost of non-audit services performed by the independent accountants, including management's evaluation of factors relating to the independence of the independent accountants considering the nature and extent of such non-audit services.

12. Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

13. Review with the independent accountants their recommendations resulting from the audit to be sure that appropriate actions are taken by management.

14. Meet privately at least annually with the independent accountants to review the Company's internal controls, accounting policies and procedures, and the cooperation and competence of management during the audit.

15. Review with the independent accountants, the internal auditors and management the ability of the Company's systems of internal control to provide reasonable assurance that assets are safeguarded, prescribed policies and procedures are followed and transactions are properly recorded and reported, and elicit recommendations for improving such internal control procedures.

16. Review with management and, as requested, the independent auditors, the interim financial statements before they are filed with the SEC or other regulators. Discuss with the independent auditors any matters required to be communicated by the independent accountants to the Audit Committee or its Chairman in connection with the independent accountants' review of the interim financial statements of the Company. The Chairman or another member of the Audit Committee designated by the Chairman may represent the entire Audit Committee, either in person or by telephone conference call, for purpose of the reviews contemplate in this paragraph.

17. Review the regular internal reports to management prepared by the internal auditing department and management's response thereto.

18. Review with management and the independent accountants any material changes to the Company's accounting policies, principles or practices as suggested by the independent accountants, internal auditors or management.

19. Review with management and the independent accountants any matter of disagreement between management and the independent accountants and any significant financial reporting operational issues encountered during the period.

20. Review management's assessment of tax issues, the status of tax filings, tax audits and open tax years.

21. Review with management and external counsel 1) any current or pending litigation or contingent liabilities or 2) any regulatory issues, either of which may have a material financial impact on the Company or relate to matters entrusted to the Committee.

22. Review with management the adequacy of the Company's information systems and discuss what steps management has taken to assess and maintain the adequacy of such systems.

23. Inquire of management concerning the Company's policies and procedures for regular review of officers' expenses and perquisites, including any use of Company assets.

24. Review management's assessment of the adequacy of insurance coverage.

25. Review the Company's Code of Conduct and discuss with the appropriate corporate personnel what steps have been taken to monitor compliance with such Code.

     The duties and responsibilities of the Audit Committee are in addition to those duties established for a member of the Board of Directors.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct the audit, to implement internal controls or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's Code of Conduct.

     To the fullest extent permissible under applicable law, each member of the Audit Committee is entitled to rely in good faith upon the records of the Company and upon such information, opinions, report or statements presented to the Committee by any of the Company's officers, employees, committees, independent accounts, the internal auditors or any other person as to matters the member reasonably believes are within such other person's professional and expert competence and who has been selected with reasonable care by or on behalf of the Company.

                               AHL SERVICES, INC.
                                     PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 14, 2002

    The undersigned hereby appoints A. Clayton Perfall and Heinz Stubblefield, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of AHL Services, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders or any adjournment of the meeting. The annual meeting will be held on Tuesday, May 14, 2002, at 9:00 a.m., local time, at the Swissotel, 3391 Peachtree Road NE, Atlanta, Georgia 30326.

    This appointment relates to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement upon any of the business that may properly come before the meeting or adjournment of the meeting. By signing this Proxy, the undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

    The proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment of the meeting.

1. To elect two directors to serve until the 2005 Annual Meeting of Shareholders, to elect one director to serve until the 2004 Annual Meeting of Shareholders, and to elect one director to serve until the 2003 Annual Meeting of Shareholders:

        [ ] FOR the nominees listed                         [ ] WITHHOLD AUTHORITY to vote for all the nominees
                                                                                   listed
         To serve until the 2005 Annual Meeting of Shareholders: Edwin C. "Skip" Gage, Wyck A. Knox, Jr.
         To serve until the 2004 Annual Meeting of Shareholders: Bill W. Shoptaw
         To serve until the 2003 Annual Meeting of Shareholders: A. Clayton Perfall

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

  2. To approve an amendment to the 1997 Stock Incentive Plan:

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" THE ABOVE-STATED PROPOSALS.

                                                              Date:                                 , 2002
                                                                      ---------------------------
                                                              ---------------------------------------
                                                              Please sign exactly as your name or names
                                                              appear hereon. For more than one owner as
                                                              shown above, each should sign. When signing
                                                              in a fiduciary or representative capacity,
                                                              please give full title. If this proxy is
                                                              submitted by a corporation, it should be
                                                              executed in the full corporate name by a
                                                              duly authorized officer; if a partnership,
                                                              please sign in partnership name by
                                                              authorized person.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 14, 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.